CONSULTANT AGREEMENT

     THIS CONSULTING AGREEMENT is made as of the 7th of June, 1996, by and between Bradley Ray ("Consultant"), with offices located at 330 Business Parkway, Suite 101, Royal Palm Beach, Florida 33411 and Heart Labs of America, Inc. ("Client"), a Florida corporation with principal offices located at 1903 Congress Avenue, Boynton Beach, Florida 33436.

     WHEREAS, Consultant and Client wish to enter into an agreement by which Consultant will provide consulting services to Client.

     NOW, THEREFORE, for the mutual promises and other consideration described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. INFORMATION TO BE FURNISHED BY CLIENT. Client shall furnish Consultant with current public information about Client, including any and all statements and reports filed with the United States Securities and Exchange Commission, its most recent Annual Report to Shareholders and shall also provide any other public information reasonably requested by Consultant to assist Consultant in providing services by Client ("Client Information").

2. SERVICES PROVIDED AND TO BE PROVIDED BY CONSULTANT. Consultant will advise the Client in writing, on a monthly basis, of potential acquisitions of assets or companies taking into account the Clients existing resources and potential growth requirements.

3. COMPENSATION FOR SERVICES. As consideration for Consultant to enter into this Agreement and provide the services described above, Consultant shall receive a consulting fee of $5,713 per month, payable on the first day of each month, beginning June 1, 1996.

4. TERM AND TERMINATION. This Agreement shall become effective as of June 1, 1996, and shall remain in effect for 50 consecutive months unless terminated pursuant to Paragraph 6. below.

5. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that the Consultant shall be an independent contractor, and not an employee of the Client. Consultant shall not have the authority to act as the agent of the Client, except when such authority is specifically delegated to Consultant herein or by an officer of the Client, in writing. Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of Consultant's Services hereunder shall be the sole control of the Consultant.

6. WITHDRAWAL BY CONSULTANT OR CLIENT. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Consultant, the Client may terminate this Agreement without further liability to either party. In the event of such a breach by the Client, Consultant shall be entitled, in addition to any other remedies it may have, to its Consulting Fee for the entire term of this Agreement as liquidated damages. Any other termination must be by mutual consent of Consultant and Client.

7. REPRESENTATIONS AND WARRANTIES.

   a. Consultant represents and warrants that it will use reasonable care in performing the services required to be provided by Consultant under this Agreement. Consultant shall comply with all applicable statutes, rules and regulations governing all aspects of the Services to be performed by the Consultant under this Agreement; provided that, as described in paragraph 1 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete. Client understands and acknowledges that Consultant cannot guarantee that the services provided hereunder will achieve any particular objective or fulfill any specified goals.

   b. Client represents and warrants that, prior to providing the Consultant with any non-public information regarding the Client, its business or operations, Client will advise the Consultant that such information is non-public.

8. CLIENT'S ADDITIONAL REPRESENTATION AND WARRANTIES. The Client warrants and represents the following:

   a. That it is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

   b. That the execution of this Agreement has been approved by all necessary action including without limitation, approval of the board of directors of the Client.

   c. The execution and delivery by the Client of this Agreement does not, and the performance by the Client of its obligations hereunder will not, violate any provision of the Certificate of Incorporation or By-Laws of the Client or violate any agreement, instrument, law, ordinance, regulation, order, arbitration award, judgment, or decree to which the Client is a party, or by which the Client is bound.

   d. Notwithstanding the provision of Section 9 hereof, Consultant shall have no obligation to verify the accuracy of any information provided by the Company before forwarding such information to third parties pursuant to this Agreement. All such information will be materially complete and correct and does not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

9. INDEMNIFICATION. The Client agrees to indemnify and hold the Consultant, its shareholders, directors, officers, employees or advisors (each an "Indemnified Party") harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Services contemplated herein, and will reimburse any Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. The Client will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Consultants fraud, willful misconduct or gross negligence.

The Client agrees to notify the Consultant promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction contemplated by this Agreement.

10. MISCELLANEOUS. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida.

Neither party may assign its rights or duties under this Agreement without the express prior written consent of the other party, except that Consultant may assign to any other party, without Client's consent, its right to receive all or any portions of the fees and expenses due and owing to it.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

The Client acknowledges that the Consultant is and will be performing services to others during the term of this Agreement and agrees that the service to be provided hereunder are adequate consideration for this Agreement.

                              SEVERANCE AGREEMENT

This Severance Agreement is made this 11th day of July 1996 by and between Bradley T. Ray (herein "Consultant") and Heart Labs of America, Inc., (herein "HLOA")

                                   WITNESSETH

WHEREAS, HLOA and Consultant have previously entered with a consulting agreement dated June 9, 1996 ("The Agreement") for a period of fifty (50) months which presently has a balance of forty-eight (48) months remaining with an aggregate cash payment balance due thereunder of $274,224, and

WHEREAS, Consultant desires to realize as much cash as possible at the earliest possible time.

Now therefore, in consideration of the mutual promises and representations contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged parties, Consultant and HLOA have agreed as follows:

     1. HLOA will immediately cause to be issued to consultant, 450,000 of its authorized shares of common stock and cause such shares to be immediately registered under a Form 8 Registration Statement to be filed under the United States Securities Act of 1933.

     2. Once the S-8 Form is filed, the Company will advise its transfer agent to immediately cause said shares to be issued to you, so that if you wish, they may then be sold in the open market.

     3. By virtue of the issuance and acceptance of said 450,000 shares issued under the Form S-8 Consultant, HLOA shares immediately be released from any and all obligations under the Agreement dated June 7, 1996.

     4. Should the sale of the shares by Consultant realize less then the amount due and owing under the Agreement, HLOA will issue a promissory note for the balance to mature not later than December 27, 1996.

Heart Labs of America, Inc.

By: HARRY KOBRIN
    Executive Vice President

Consultant

By: BRADLEY T. RAY